Exhibit 99.3

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of September 12, 2018, by and among Park National Corporation, an Ohio corporation (“Parent”) and the undersigned shareholders (each a “Shareholder” and collectively, the “Shareholders”) of CAB Financial Corporation, a South Carolina corporation (“CABF”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent and CABF are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, (i) CABF will merge with and into Parent (the “Merger”) and (ii) except as otherwise provided in the Merger Agreement, each outstanding share of the common stock of CABF (the “CABF Common Stock”) will be converted into the right to receive the consideration set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of CABF Common Stock and options to purchase such number of shares of CABF Common Stock as is indicated on the signature page of this Agreement;

WHEREAS, as a condition and inducement to Parent and CABF to enter into the Merger Agreement, the Shareholders (in the Shareholders’ respective capacities as such) are hereby agreeing to vote the Shares as described herein and to take such other actions as provided for herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.             Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)          “Expiration Date” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, (iii) the date of any material modification, waiver or amendment of the Merger Agreement that affects adversely the consideration payable to the shareholders of CABF pursuant to the Merger Agreement as provided to the Shareholder on the date hereof; or (iv) eighteen (18) months following the execution of this Agreement.

(b)          “Shares” shall mean (i) all securities of CABF (including all shares of CABF Common Stock and, to the extent transferable by their terms, all options, warrants and other rights to acquire shares of CABF Common Stock) owned by the Shareholders as of the date hereof, and (ii) all additional securities of CABF (including all additional shares of CABF Common Stock and, to the extent transferable by their terms, all additional options, warrants and other rights to acquire shares of CABF Common Stock) of which the Shareholders acquire ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(c)           “Transfer.” A Person shall be deemed to have effected a “Transfer” of a Share if such person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such Share or any interest in such Share, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such Share or any interest therein.

2.             Transfer of Shares.  Except as expressly permitted by this Agreement, until the Expiration Date, no Shareholder shall directly or indirectly: (a) cause or permit any Transfer of any of the Shares of which such Shareholder is the beneficial owner (i) unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (A) executed a counterpart of this Agreement and a proxy in substantially the form attached hereto as Exhibit A and (B) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement, or (ii) except by will or by operation of law, in which case this Agreement will bind the transferee; (b) grant any proxies or powers of attorney, other than consistently with the terms of Section 3, or deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (c) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing any of such Shareholder's obligations under this Agreement.

3.             Agreement to Vote Shares.

(a)           Until the Expiration Date, each Shareholder agrees that, at every meeting of the shareholders of CABF called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of CABF, such Shareholder (in such Shareholder’s capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Shares for which it is entitled to vote at such meeting or by such written consent:

(i)          in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement;

(ii)         against approval of any proposal made in opposition to, or in competition with, the Merger or any other transactions contemplated by the Merger Agreement; and

(iii)        against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement):  (A) any merger, consolidation, business combination, sale of assets, or reorganization of CABF or any subsidiary of CABF, (B) any sale, lease or transfer of any significant part of the assets of CABF or any subsidiary of CABF, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of CABF or any subsidiary of CABF, (D) any material change in the capitalization of CABF or any subsidiary of CABF, or the corporate structure of CABF or any subsidiary of CABF, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

(b)           In the event that a meeting of the shareholders of CABF is held, each Shareholder shall, or shall cause the holder of record of the Shares on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

(c)            No Shareholder shall enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

(d)           Except as expressly set forth in this Section 3, each Shareholder shall retain at all times the right to vote such Shareholder’s Shares in such Shareholder’s sole discretion and without any other limitation on matters that are at any time or from time to time presented for consideration to CABF’s shareholders.

4.            Agreement Not to Exercise Dissenters’ Rights.  Until the Expiration Date, each Shareholder hereby waives and agrees not to exercise or assert any dissenters’ rights (including, without limitation, under South Carolina Code of Laws, Title 33 – Corporations, Partnerships and Associations, Chapter 13) or demand appraisal of any Shares that may arise with respect to the Merger.

5.            Directors and Officers.  Notwithstanding any provision of this Agreement to the contrary, none of the Shareholders make any agreement pursuant to this Agreement or otherwise in such Shareholder’s capacity as a director or officer of CABF and nothing in this Agreement shall (or require the Shareholders to attempt to) (a) limit or restrict any Shareholder who is a director or officer of CABF or any subsidiary of CABF from acting in such capacity or voting in such person’s sole discretion in such capacity on any matter (it being understood that this Agreement shall apply to each Shareholder solely in such Shareholder’s capacity as a shareholder of CABF), or (b) be construed to prohibit, limit or restrict such Shareholder from exercising such Shareholder’s fiduciary duties as an officer or director to CABF or its shareholders.

6.            No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares.  All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholders, and Parent shall not have any authority to direct the Shareholders in the voting of any of the Shares, except as otherwise provided herein.

7.             Representations and Warranties of the Shareholder.  Each Shareholder hereby represents and warrants to Parent as follows:

(a)          Power; Binding Agreement.  Such Shareholder has full power and authority to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by such Shareholder of this Agreement, the performance by such Shareholder of its obligations hereunder and the consummation by such Shareholder of the transactions contemplated hereby have been duly and validly authorized by such Shareholder and no other actions or proceedings on the part of  such Shareholder is necessary to authorize the execution and delivery by it, him or her of this Agreement, the performance by such Shareholder of its, his or her obligations hereunder or the consummation by such Shareholder of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

(b)           No Conflicts.  Except as set forth in the Merger Agreement, no filing with, and no permit, authorization, consent, or approval of, any Governmental Authority is necessary for the execution by the Shareholder of this Agreement, the performance by the Shareholder of such Shareholder’s obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby.  None of the execution and delivery by the Shareholder of this Agreement, the performance by the Shareholder of such Shareholder’s obligations hereunder or the consummation by the Shareholder of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which such Shareholder is a party or by which the Shareholder or any of the Shareholder’s properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Shareholder or any of the Shareholder’s properties or assets.

(c)            Absence of Litigation.  As of the date hereof, there is no suit, action, investigation or proceeding pending or, to the knowledge of such Shareholder, threatened against or affecting the Shareholder that could reasonably be expected to materially impair the ability of the Shareholder to perform its, his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d)           Ownership of Shares.  Such Shareholder (i) is the beneficial owner of, and has good and valid title to, the shares of CABF Common Stock (inclusive of any restricted stock) indicated on the signature page of this Agreement, all of which are free and clear of any Liens (except any Liens arising under securities laws or arising hereunder), (ii) is the owner of options that are exercisable for the number of shares of CABF Common Stock indicated on the signature page of this Agreement, all of which options and shares of CABF Common Stock issuable upon the exercise of such options are free and clear of any Liens (except any Liens arising under securities laws or arising hereunder), and (iii) does not own, beneficially or otherwise, any securities of CABF other than the shares of CABF Common Stock (including any restricted stock), options to purchase shares of CABF Common Stock, and shares of CABF Common Stock issuable upon the exercise of such options indicated on the signature page of this Agreement.

(e)           Voting Power.  Except as noted on Schedule I attached hereto, such Shareholder has and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Shareholder’s Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.  There are no proxies, voting trusts or understandings to or by which such Shareholder is a party or bound or that expressly requires that any of such Shareholder’s Shares be voted in a specific manner other than as provided in this Agreement or that provide for any right on the part of any other person other than Shareholder to vote such Shares.  Notwithstanding anything in this Agreement to the contrary, nothing herein shall require the Shareholder to exercise any option to purchase shares of CABF Common Stock.

(f)          Information.  None of the information relating to the Shareholder provided in writing by or on behalf of the Shareholder for inclusion in documents filed by Parent with the Securities and Exchange Commission (the “SEC”) will, at the respective times such information is sent or given to Parent or CABF, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Shareholder agrees to promptly notify Parent of any required corrections with respect to any such information.

(g)           No Finder’s Fees.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of such Shareholder.

(h)            Reliance by Parent and CABF.  Such Shareholder understands and acknowledges that Parent and CABF are entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement.

8.             Representations and Warranties of Parent.  Parent represents and warrants to the Shareholder as follows:

(a)          Power; Binding Agreement. Parent has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, except as set forth in the Merger Agreement, to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Agreement, the performance of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by Parent and no other actions or proceedings on its part is necessary to authorize the execution and delivery of this Agreement, or, except as set forth in the Merger Agreement, the performance of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Parent and constitutes its valid and binding obligation, enforceable against them in accordance with its terms.

(b)          No Conflicts.  Except as set forth in the Merger Agreement, no filing with, and no permit, authorization, consent, or approval of, any Governmental Authority is necessary for the execution by Parent of this Agreement, the performance by Parent of their obligations hereunder and the consummation by Parent of the transactions contemplated hereby.  None of the execution and delivery by Parent of this Agreement, the performance of its obligations hereunder or the consummation by Parent of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which it is a party or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to it or any of its properties or assets.

9.             Certain Restrictions.  No Shareholder shall, directly or indirectly, take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect.

10.          Disclosure.  Subject to reasonable prior notice and approval (which shall not be unreasonably withheld or delayed), each Shareholder hereby authorizes Parent to publish and disclose such Shareholder’s identity, ownership of Shares and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement in all documents and schedules filed with the Securities and Exchange Commission and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger.

11.          Further Assurances.  Subject to the terms and conditions of this Agreement, each Shareholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Shareholder’s obligations under this Agreement.

12.           Legending of Shares.  If so requested by Parent, each Shareholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement.

13.           Termination.  This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.  Notwithstanding the foregoing, nothing set forth in this Section 13 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any willful breach of this Agreement prior to the Expiration Date.

14.           Miscellaneous.

(a)           Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect.  In the event any Governmental Authority of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

(b)           Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the others.

(c)           Amendments; Waiver.  This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

(d)           Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholders set forth herein.  Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Shareholder further agrees that none of Parent or any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(e)          Notices.  All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Parent:

Park National Corporation
50 North Third Street, P.O. Box 3500
Newark, Ohio 43058
Attn: Brady T. Burt
Tel: 740-322-6844

with a copy (which shall not constitute notice) to:

Squire Patton Boggs (US) LLP
201 E. Fourth Street, Suite 1900
Cincinnati, Ohio 45202
Attn: James J. Barresi
Tel: 513-361-1260
Fax: 513-361-1201

If to the Shareholder:

To the respective addresses and fax numbers shown on the signature pages for each Shareholder.

(f)           No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(g)           No Third Party Beneficiaries.  Except for the reliance acknowledged in Section 7(h) hereof, his Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(h)           Governing Law.  This Agreement shall be governed by the laws of the State of Ohio, without reference to any provision that would require the application of the laws of another jurisdiction.

(i)            Submission to Jurisdiction.  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the United States District Court or any Ohio state court sitting in Columbus, Ohio.  The parties hereto hereby (i) submit to the exclusive jurisdiction of the above-named courts for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

(j)          Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(k)           Entire Agreement.  This Agreement contains the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

(l)            Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties hereto as closely as possible in a mutually acceptable manner.

(m)           Interpretation.

(i)          Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(ii)          The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

(n)            Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

(o)            Shareholder Obligations.  The obligations of the Shareholders under this Agreement shall be several and not joint.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its respective duly authorized officer to be effective as of the date first above written.

Park National Corporation

By:
Name: David L. Trautman
Title: Chief Executive Officer and President

[Signature Page to Voting and Support Agreement]

SHAREHOLDER:

By:

Address:

Shares beneficially owned:

shares of CABF Common Stock

shares of CABF restricted stock

shares of CABF Common Stock issuable upon exercise outstanding options or warrants

[Signature Page to Voting and Support Agreement]

SCHEDULE I

EXCEPTIONS

None

EXHIBIT A

IRREVOCABLE PROXY

The undersigned shareholder (the “Shareholder”) of CAB Financial Corporation, a South Carolina corporation (“CABF”), hereby irrevocably (to the fullest extent permitted by law) appoints ______________ and _____________ of Park National Corporation, an Ohio corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of CABF that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of CABF issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below).  Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Voting and Support Agreement, dated as of _____________ __, 2018 (the “Voting Agreement”), by and among Parent, the undersigned shareholder, and certain other shareholders of CABF, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization, dated as of ____________ __, 2018 (the “Merger Agreement”), among Parent and CABF.  The Merger Agreement provides that, among other things, (i) CABF will merge with and into Parent (the “Merger”) and (ii) except as otherwise provide in the Merger Agreement, each outstanding share of the common stock of CABF (the “CABF Common Stock”) will be converted into the right to receive the consideration set forth in the Merger Agreement.

As used herein, the term “Expiration Date” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, (iii) the date of any material modification, waiver or amendment of the Merger Agreement that affects adversely the consideration payable to the shareholders of CABF pursuant to the Merger Agreement as provided to the Shareholder on the date of the Voting Agreement; or (iv) eighteen (18) months following the execution of the Voting Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to, subject to such limitations as are expressly set forth in the Voting Agreement, act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of shareholders of CABF and in every written consent in lieu of such meeting:  (i) in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement; (ii) against approval of any proposal made in opposition to, or in competition with, the Merger or any other transactions contemplated by the Merger Agreement; and (iii) against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement):  (A) any merger, consolidation, business combination, sale of assets, or reorganization of CABF or any subsidiary of CABF, (B) any sale, lease or transfer of any significant part of the assets of CABF or any subsidiary of CABF, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of CABF or any subsidiary of CABF, (D) any material change in the capitalization of CABF or any subsidiary of CABF, or the corporate structure of CABF or any subsidiary of CABF, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter.  The undersigned shareholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

This Irrevocable Proxy shall be governed by the laws of the State of Ohio, without reference to rules of conflicts of law.

All actions and proceedings arising out of or relating to this Irrevocable Proxy shall be heard and determined exclusively in the United States District Court or any Ohio state court sitting in Columbus, Ohio.  The parties hereto hereby (i) submit to the exclusive jurisdiction of the above-named courts for the purpose of any action arising out of or relating to this Irrevocable Proxy brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Irrevocable Proxy or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

PARK NATIONAL CORPORATION	SHAREHOLDER:

By:	By:

Name:	Name:

Title:

****IRREVOCABLE PROXY ****